UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive Suite 400 Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

From October 23, 2010 through October 29, 2010, the Company continued to retire its debt through the issuance of common stock.  Upon the issuance of the common stock, the Company reduced the debt on its books in an amount equal to the total dollar amount of debt being retired.  In addition, the Company also issued common stock to one or more individuals and/or entities for services provided to the Company.

From October 23, 2010 through October 29, 2010, a total of five entities elected to convert a total of $66,667 of commercial and other debt owed to them from the Company as a result of advances, loans and services provided to the Company, pursuant to each entity’s respective Convertible Promissory Notes, into 164,629,300 shares of the Company’s common stock.  The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 (the “Act”) and/or Rule 506 of Regulation D promulgated under the Act.  The Company believes that each entity is an “accredited investor” under Rule 501 under Regulation D and had adequate access to information about the Company through its relationship with the Company.

From October 23, 2010 through October 29, 2010, three entities and individuals were issued a total of 83,000,000 shares of the Company’s common stock in consideration of services to the Company valued at $49,800.  The Company relied on the exemption from registration afforded pursuant to Section 4(2) under the Act due to the fact that the issuance of the shares did not involve a public offering of securities.

As of October 29, 2010, the total issued and outstanding shares were 935,437,365, including shares held in reserve in accordance with certain contractual obligations of the Company.  The totals shares held in street name, also known as the float, were 667,043,780 shares.

The Company’s current plan is to retire a major portion of its debt, thereby eventually reducing the amount of shares that will need to be issued in connection with Company debt.  As the Company continues to grow and revenues increase, the need to issue shares for services and other non-debt consideration should also decrease, thereby also reducing the numbers of shares to be issued for services and other consideration.

The Company is planning to seek stockholder approval to register the offer and sale of $10,000,000 in common and preferred stock, with the proceeds being used to retire debt, further expand operations and to implement a stock repurchase program to reduce the number of shares in the market.

There can be no guarantee that the Company plans, including the retirement of debt through stock issuances and the planned offering and registration, will be successful and the failure to implement and execute such plans could have a material adverse impact on the Company and its stockholders, as the Company would need to continue to issue additional stock, thereby increasing, rather than decreasing, the number of shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: November 5, 2010	By:	/s/ Robert P. Atwell
Robert P. Atwell
Chairman